As filed with the Securities and Exchange Commission on July 2, 2009

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

KULICKE AND SOFFA INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	23-1498399
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1005 Virginia Drive
Fort Washington, Pennsylvania 19034
(215) 784-6000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David J. Anderson
Vice President and General Counsel
1005 Virginia Drive
Fort Washington, Pennsylvania 19034
(215) 784-6000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

F. Douglas Raymond, III
Drinker Biddle & Reath LLP
One Logan Square
18th and Cherry Streets
Philadelphia, PA 19103-6996

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this Registration Statement, as determined by the registrant, depending on market conditions or other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non−accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b−2 of the Exchange Act. (Check one):
Large Accelerated filer ☐	Accelerated filer ☒
Non−accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)(2)	Proposed Maximum Offering Price Per Security (2)	Proposed Maximum Aggregate Offering Price (1)(2)	Amount of Registration Fee (2)(3)
Common Stock Preferred Stock Senior Debt Securities Senior Subordinated Debt Securities Subordinated Debt Securities Warrants Units
	$100,000,000		$100,000,000	$5,580

(1)
There are being registered under this registration statement such indeterminate number of shares of common stock and preferred stock, such indeterminate principal amount of debt securities, which may be senior, senior subordinated or subordinated, of the registrant and such indeterminate number of warrants and units of the registrant, all at indeterminate prices, as shall have an aggregate initial offering price not to exceed $100,000,000 or the equivalent amount denominated in one or more foreign currencies. Any securities registered under this registration statement may be sold separately or as units with other securities registered under this registration statement.  If any debt securities are issued at an original issue discount, then the principal amount of such debt securities may be in such greater amount as shall result in an aggregate initial offering price not to exceed $100,000,000, less the aggregate dollar amount of all securities previously issued hereunder. The securities registered also include such indeterminate amounts and numbers of common stock, preferred stock and debt securities as may be issued upon conversion of or exchange for preferred stock or debt securities that provide for conversion or exchange, upon exercise of warrants or pursuant to the anti-dilution provisions of any such securities.

(2)
Estimated for the sole purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”). Pursuant to General Instruction II.D. of Form S−3, the table lists each of the classes of securities being registered and the aggregate proceeds to be raised, but does not specify by each class information as to the amount to be registered, proposed maximum offering price per security, or the proposed maximum aggregate offering price. The proposed maximum offering price per security will be determined, from time to time, by the registrant in connection with the sale by the registrant of the securities registered under this registration statement.

(3)	Calculated pursuant to Rule 457(o) under the Securities Act of 1933.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED JULY 2, 2009

$100,000,000

Common Stock
Preferred Stock
Senior Debt Securities
Senior Subordinated Debt Securities
Subordinated Debt Securities
Warrants
Units

Kulicke & Soffa, from time to time, may offer, issue and sell, together or separately, (i) shares of common stock, (ii) shares of preferred stock, (iii) debt securities, which may be senior debt securities, senior subordinated debt securities or subordinated debt securities, and shares of common stock or preferred stock issuable upon conversion of such debt securities, (iv) warrants to purchase common stock, preferred stock, or other securities and (v) units consisting of two or more classes of the securities registered hereunder.  The aggregate public offering price of the securities we may sell under this prospectus will not exceed $100,000,000.

The form in which we are to issue the securities, their specific designation, aggregate principal amount or aggregate initial offering price, maturity, if any, rate and times of payment of interest or dividends, if any, redemption, conversion, and sinking fund terms, if any, voting or other rights, if any, exercise price and detachability, if any, and other specific terms will be described in a supplement to this prospectus, together with the terms of the offering of such securities.

Our common stock is traded on the NASDAQ Global Market under the symbol “KLIC”.  Any prospectus supplement will also contain information, where applicable, as to any other listing on a securities exchange of the securities covered by such prospectus supplement.

Investing in the securities offered hereby involves risks.  Purchasers of securities should read and consider the information set forth under “Risk Factors” on page 4 of this prospectus, in any accompanying prospectus supplement, and in the reports we file with the Securities and Exchange Commission that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or the accompanying prospectus supplement is truthful or complete.  Any representation to the contrary is a criminal offense.

We may sell the securities directly or to or through underwriters or dealers, and also to other purchasers or through agents or a combination of these methods.  The names of any underwriters or agents participating in a sale of securities to you, and any applicable commissions or discounts, will be stated in an accompanying prospectus supplement.  For general information about the distribution of securities offered, please see “Plan of Distribution” on page 32 of this prospectus.

This prospectus may not be used to offer and sell securities unless it is accompanied by a prospectus supplement.

This prospectus is dated _______, 2009.

TABLE OF CONTENTS

(i)

About this Prospectus

All references in this prospectus to “Kulicke & Soffa,” “K&S,” the “Company,” “our,” “us” and “we” refer to Kulicke and Soffa Industries, Inc. and its consolidated subsidiaries, except where the context otherwise requires or as otherwise indicated.

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration.  Under this shelf registration, we may sell any combination of the securities described in this prospectus in one or more offerings up to an aggregate initial offering price of $100,000,000.  This prospectus provides you with a general description of the securities we may offer.  Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering.  The prospectus supplement may also add, update or change information contained in this prospectus.

For general information about the distribution of securities offered, please see “Plan of Distribution” on page 32 of this prospectus.  You should read both this prospectus and any prospectus supplement together with the additional information described in “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” before you decide whether to invest in the securities.

You should rely only on the information contained in, or incorporated by reference into, this prospectus and any applicable prospectus supplement.  You may obtain the information incorporated by reference into this prospectus without charge by following the instructions under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” below.  We have not authorized any other person to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  We are not making an offer to sell these securities or soliciting an offer to buy the securities in any jurisdiction where the offer or sale is not permitted.  You should assume that the information appearing in this prospectus is accurate only as of the date of this prospectus.  Our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus summarizes certain documents and other information, and we refer you to them for a more complete understanding of what we discuss in this prospectus.  In making an investment decision, you must rely on your own examination of our company and the terms of this offering and the securities, including the merits and risks involved.

We are not making any representation to any purchaser of the securities regarding the legality of an investment in the securities by such purchaser.  You should not consider any information in this prospectus to be legal, business or tax advice.  You should consult your own attorney, business advisor or tax advisor for legal, business and tax advice regarding an investment in the securities.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

In addition to historical information, this prospectus, including the information incorporated by reference into this prospectus, contains statements relating to future events or our future results.  These statements are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are subject to the safe harbor provisions created by statute.  Such forward-looking statements include, but are not limited to, statements that relate to our future revenue, product development, demand forecasts, competitiveness, operating expenses, cash flows and liquidity, profitability, gross margins, product prices, and benefits expected as a result of (among other factors):
•	projected growth rates in the overall semiconductor industry, the semiconductor assembly equipment market, and the market for semiconductor expendable tools; and
•	projected demand for ball, wedge and die bonder equipment.

Generally, words such as “may,” “will,” “should,” “could,” “anticipate,” “expect,” “intend,” “estimate,” “plan,” “continue,” “goal” and “believe,” or the negative of or other variations on these and other similar expressions identify forward-looking statements.  These forward-looking statements are made only as of the date of this prospectus.  We do not undertake to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Forward-looking statements are based on current expectations and involve risks and uncertainties. Our future results could differ significantly from those expressed or implied by our forward-looking statements. These risks and uncertainties include, without limitation, those described in this prospectus and in the applicable prospectus supplement and those incorporated by reference into this prospectus and under the heading “Risk Factors” within our reports and registration statements filed from time to time with the Securities and Exchange Commission, which are incorporated by reference into this prospectus.  This discussion should be read in conjunction with the Consolidated Financial Statements and Notes incorporated by reference into this prospectus.

We operate in a rapidly changing and competitive environment.  New risks emerge from time to time and it is not possible for us to predict all risks that may affect us.  Future events and actual results, performance and achievements could differ materially from those set forth in, contemplated by or underlying the forward-looking statements, which speak only as of the date on which they were made. Except as required by law, we assume no obligation to update or revise any forward-looking statement to reflect actual results or changes in, or additions to, the factors affecting such forward-looking statements. Given those risks and uncertainties, investors should not place undue reliance on forward-looking statements as prediction of actual results.

SUMMARY

The following summary highlights certain information contained in or incorporated by reference in this prospectus. It does not contain all of the information that may be important to you and to your investment decision. The following summary is qualified in its entirety by the more detailed information and the financial statements and the notes included or incorporated by reference in this prospectus. You should carefully read this entire prospectus and the applicable prospectus supplement and should consider, among other things, the risks incorporated by reference into the sections of this prospectus and the applicable prospectus supplement entitled “Risk Factors” before deciding to invest in any of our securities.

Kulicke and Soffa Industries, Inc.

We design, manufacture and market capital equipment and expendable tools, as well as service, maintain, repair and upgrade equipment, all used to assemble semiconductor devices.  Our customers primarily consist of integrated device manufacturers and subcontractor assembly facilities.  Beginning in fiscal 2009, our Packaging Materials segment was renamed Expendable Tools.

Our goal is to be the technology leader and the lowest cost supplier in our main business segments which are:
•	equipment, and

•	expendable tools.

Accordingly, we invest in research and engineering projects intended to enhance our position at the leading edge of semiconductor assembly technology.  We also remain focused on our cost structure, consolidating operations, moving certain manufacturing to Asia, moving a portion of our supply chain to lower cost suppliers and designing higher performing, lower cost equipment.  Cost reduction efforts are an important part of our normal ongoing operations, and are expected to generate efficiencies while maintaining overall product quality.

During our first fiscal quarter of 2009, we completed the acquisition of substantially all of the assets and assumption of certain liabilities of Orthodyne Electronics Corporation (“Orthodyne”).  Orthodyne is the leading supplier of both wedge bonders and wedges (the consumable product used in wedge bonding) for the power management and hybrid module markets.  In addition, during our first fiscal quarter of 2009, we completed the sale of our Wire business to W.C. Heraeus GmbH (“Heraeus”).

K&S was incorporated in Pennsylvania in 1956. Our principal offices are located at 1005 Virginia Drive, Fort Washington, Pennsylvania 19034 and our telephone number is (215) 784-6000. We maintain a website with the address www.kns.com. We are not including the information contained on our website as a part of, or incorporating it by reference into, this prospectus. We make available free of charge (other than an investor’s own Internet access charges) on or through our website our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and any amendments to these reports, as soon as reasonably practicable after the material is electronically filed with or otherwise furnished to the SEC. Our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports are also available on the SEC website at www.sec.gov.

RISK FACTORS

Investing in our securities involves risk.  You should carefully consider the risk factors contained in our most recent Annual Report on Form 10–K and our subsequent Quarterly Reports on Form 10–Q, which are incorporated by reference herein, and the other information contained in this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement before you make an investment decision regarding the securities.

Our business, financial condition, or results of operations could be materially adversely affected by any of these risks and cause the value of our securities to decline.  The trading price of the securities could decline due to any of these risks, and you may lose all or part of your investment.

USE OF PROCEEDS

We do not currently know either the number or types of securities that will be ultimately sold pursuant to this prospectus or the prices at which such securities will be sold.  Unless the applicable prospectus supplement for a particular issuance of securities states otherwise, the net proceeds we receive from the sale of the securities offered by this prospectus will be used for general corporate purposes, which may include:

•	funding the development and growth of our product offerings and business;

•	repaying indebtedness that we may incur from time to time;

•	financing potential business acquisitions that we may consider from time to time; and

•	general working capital.

Pending these uses, we may use the net proceeds to make short-term investments or reduce short-term borrowings.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The ratio of earnings to fixed charges for each of the periods indicated is as follows:

	Fiscal Years Ended,					Six Months
	September 30, 2004	September 30, 2005	September 30, 2006	September 29, 2007	September 27, 2008	Ended March 28, 2009

Ratio of earnings to fixed charges	6.34x	4.94x	14.31x	5.54x	—	—

These computations include us and our consolidated subsidiaries.  These ratios are computed by dividing (a) income (loss) before taxes from continuing operations plus fixed charges and equity in loss of joint ventures by (b) fixed charges, which includes interest expense plus the portion of rent expense under operating leases we deem to be representative of the interest factor and amortization of debt issuance costs.

We would have had to generate additional earnings of $23.2 million and $63.5 million in fiscal 2008 and for the six months ended March 28, 2009, respectively, to achieve a ratio of 1:1.  We had no preferred stock outstanding for any period presented.

GENERAL DESCRIPTION OF SECURITIES

This prospectus, including any information incorporated by reference into this prospectus, together with the additional information included in any applicable prospectus supplements, contains a summary of the material terms and provisions of our common stock, preferred stock, debt securities, including senior debt securities, senior subordinated debt securities and subordinated debt securities consisting of notes, debentures or other evidence of indebtedness, warrants, and units consisting of two or more classes of these securities.  We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement.  We will also include in the prospectus supplement information, when applicable, about material U.S. federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.

The securities offered by this prospectus may be offered in amounts, at prices and on terms to be determined at the time of the offering.  The aggregate initial offering price of securities offered by us under this prospectus will not exceed $100,000,000.  These summaries are not meant to be a complete description of each security.

DESCRIPTION OF CAPITAL STOCK

The following is a general description of our capital stock.  The terms of our amended and restated articles of incorporation and bylaws are more detailed than the general information provided below.  Therefore, you should carefully read and consider the actual provisions of those documents, which are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part.

Authorized Capital Stock

We are authorized to issue a total of 205,000,000 shares of our capital stock, each of which is without par value.  Of the authorized amount, 200,000,000 of the shares are designated as common stock and 5,000,000 of the shares are designated as preferred stock.

Our board of directors may, without further action by our shareholders, issue a series of preferred stock and fix the rights and preference of those shares, including the dividend rights, dividend rates, conversion rights, exchange rights, voting rights, terms of redemption, redemption price or prices, liquidation and other preferences and priorities and the number of shares constituting any series or the designation of such series.  The rights of the holders of common stock will be subject to, and may be adversely affected by, the rights of the holders of any preferred stock issued by us.  All of the 5,000,000 authorized shares of preferred stock are currently undesignated.

As of June 29, 2009 there were 61,251,334 shares of common stock issued and outstanding, and no shares of preferred stock issued or outstanding.

Common Stock

General.  Each share of our common stock has the same rights and privileges.  Holders of our common stock do not have any preferences or any preemptive, conversion or exchange rights.  All of our outstanding shares of common stock are fully paid and nonassessable.  Our common stock is listed on the NASDAQ Global Market under the symbol “KLIC”.

Voting Rights.  The holders of our common stock are entitled to vote upon all matters submitted to a vote of our shareholders and are entitled to one vote for each share of common stock held.  Our board of directors is classified into four classes, with one class being elected each year.  In the election of directors, the holders of our common stock have cumulative rights, meaning that they may multiply the number of votes they are entitled to cast by the total number of directors to be elected at a meeting of shareholders and cast the whole number of votes for one candidate or distribute them among some or all candidates.

Dividends.  Subject to the prior rights and preferences, if any, applicable to shares of preferred stock or any series of preferred stock, the holders of common stock are entitled to participate ratably in dividends, payable in cash, stock or otherwise, as may be declared by our board of directors out of any funds legally available for the payment of dividends.  Each such distribution shall be payable to holders of record as they appear on our stock transfer books on such record dates as may be fixed by our board of directors.

Liquidation and Distribution.  If we voluntarily or involuntarily liquidate, dissolve or wind-up, or upon any distribution of our assets, the holders of our common stock will be entitled to receive after distribution in full of the preferential amounts, if any, to be distributed to the holders of preferred stock or any series of preferred stock, all of the remaining assets available for distribution equally and ratably in proportion to the number of shares of common stock held by them.

Preferred Stock

General.  The rights, preferences, privileges and restrictions of the preferred stock of each series will be fixed by the certificate of designation relating to each particular series.  A prospectus supplement relating to each such series will specify the terms of the preferred stock as determined by our board of directors, including the following:

•	the title and stated value of the preferred stock being offered;

•	the number of shares of preferred stock being offered, their liquidation preference per share, if any, and their purchase price;

•	the dividend rate(s), period(s) and payment date(s) or method(s) of calculating the payment date(s) applicable to the preferred stock being offered;

•	whether dividends shall be cumulative or non-cumulative;

•	the provisions for redemption, if applicable, of the preferred stock being offered;

•	any listing of the preferred stock being offered on any securities exchange or market;

•	voting rights, if any, of the preferred stock being offered;

•	the relative ranking and preference of the series as to dividend rights and rights upon our dissolution or upon any distribution of our assets;

•
any limitations on issuance of any series of our preferred stock ranking senior to or on parity with that particular series of our preferred stock as to dividend rights and rights upon our dissolution or upon any distribution of our assets;

•	the provision for a sinking fund, if any, for such preferred stock;

•	any listing on any securities exchange of such preferred stock;

•	conversion features, including the conversion price of such stock; and

•	any other specific terms, preferences, priorities, rights, limitations or restrictions of the preferred stock being offered.

The description of the preferred stock set forth above and in any description of the terms of a particular series of preferred stock in the related prospectus supplement will not be complete.  You should refer to the applicable certificate of designation for such series of preferred stock for complete information with respect to such preferred stock.  The prospectus supplement will also contain a description of certain material United States federal income tax consequences relating to the preferred stock.

Although it has no present intention to do so, our board of directors, without shareholder approval, may issue preferred stock with voting and conversion rights that could adversely affect the voting power of the holders of common stock.  If we issue preferred stock, it may have the effect of delaying, deferring or preventing a change in control.

Voting Rights.  Holders of preferred stock will have voting rights as indicated in the applicable prospectus supplement.

Dividends.  Holders of the preferred stock of each series will be entitled to receive, when, as and if declared by our board of directors, out of our funds legally available for payment to shareholders, dividends at such rates and on such dates as will be set forth in the applicable prospectus supplement.  Each such distribution shall be payable to holders of record as they appear on our stock transfer books on such record dates as shall be fixed by our board of directors.

Liquidation and Distribution.  If we voluntarily or involuntarily liquidate, dissolve or wind-up, or upon any distribution of our assets, the holders of our preferred stock will have the rights as stated in the applicable prospectus supplement.

Redemption.  The terms and conditions, if any, upon which the preferred stock will be subject to mandatory redemption or redemption at our option, either in whole or in part, will be described in the applicable prospectus supplement.

Certain Charter and Bylaws Provisions

Some sections of our articles of incorporation and bylaws and provisions of Pennsylvania law may discourage certain transactions involving a change in control of the Company.

Our articles of incorporation and bylaws contain provisions that (i) classify the board of directors into four classes, with one class being elected each year, (ii) permit the board to issue “blank check” preferred stock without shareholder approval, and (iii) prohibit us from engaging in certain business combinations with a holder of 20% or more of our shares without super-majority board or shareholder approval.  Further, under the Pennsylvania Business Corporation Law, because our bylaws provide for a classified board of directors, shareholders may only remove directors for cause.

Kulicke and Soffa has opted out of several provisions of the Pennsylvania Business Corporation Law that could have the effect of delaying or interfering with a proposed change of control, but is also subject to other provisions of that law which could have those effects.  Our directors are subject to a provision of the Pennsylvania Business Corporation Law that permits them to consider the interests of constituencies other than the shareholders when deciding what will be in the best interests of the Company.  In addition, we are subject to two statutory provisions that are similar to the last provision of our articles of incorporation described above. These statutory provisions impose certain price and other requirements, and special approvals before a holder of 20% or more of our shares may engage in certain transactions.

Transfer Agent and Registrar

American Stock Transfer and Trust Company currently is the transfer agent and registrar for our common stock, with offices in New York, New York.  The transfer agent and registrar for any shares of preferred stock we issue will be set forth in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

The following is a general description of the debt securities that we may issue from time to time.  The particular terms relating to each debt security, which may be different from or in addition to the terms described below, will be set forth in the prospectus supplement relating to such securities.

The debt securities will be our direct obligations.  The senior debt securities will rank equally with all of our other senior and unsubordinated debt.  The senior subordinated debt securities will have a junior position to all of our senior debt, which is generally defined in both the subordinated indenture and senior subordinated indenture to include all debt other than debt that is expressly subordinated to or pari passu with the subordinated debt securities or senior subordinated debt securities, as the case may be.  The subordinated debt securities will have a junior position to all of our senior debt and all of our senior subordinated debt.  The senior debt securities will be issued under a senior debt indenture, the senior subordinated debt securities will be issued under a senior subordinated debt indenture, and the subordinated debt securities will be issued under a subordinated debt indenture.  The indentures will be qualified under the Trust Indenture Act of 1939.

We have summarized below the material provisions of these indentures.  The summary is not complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the forms of indentures, which are filed as exhibits and incorporated by reference into the registration statement of which this prospectus forms a part.  The prospectus supplement relating to the applicable issuance of debt securities will describe any significant differences between the indentures and the summary below.  The senior indenture, the senior subordinated indenture and the subordinated indenture are substantially the same, except for certain covenants of ours and provisions relating to subordination. You should read the indentures for provisions that may be important to you.  The indentures may be supplemented or revised in connection with the filing of a prospectus supplement and such later version will govern any debt securities issued in conjunction with that prospectus supplement.

Terms Applicable to All Debt Securities

No Limit on Debt Amounts.  The indentures do not limit the amount of debt that can be issued under the indentures.  These amounts will be set from time to time by our board of directors.

Prospectus Supplements.  The applicable prospectus supplement will summarize the specific terms for the debt securities and the related offering including, with respect to each series of debt securities, some or all of the following, as well as any other material terms of the securities:

•	title and form of the securities;

•	offering price;

•	any limit on the amount that may be issued;

•	maturity date(s);

•	interest rate or the method of computing the interest rate;

•	dates on which interest will accrue, or how the dates will be determined, the interest payment dates and any related record dates;

•
the place or places where debt securities may be surrendered for registration of transfer or for exchange, where notices and demands to or upon us in respect of the debt securities and the indentures may be served and where notices to holders will be published;

•	terms and conditions on which the debt securities may be redeemed, in whole or in part, at our option;

•	date(s), if any, on which, and the price(s) at which we are obligated to redeem, or at the holder’s option to purchase, in whole or in part, the debt securities and related terms and provisions;

•	details of any required sinking fund payments;

•	the currency or currencies in which the debt securities will be denominated or payable, if other than U.S. dollars;

•
any index, formula or other method by which payments on the debt securities will be determined, and any special voting or defeasance provisions in connection with a determination, if the amount of payments are to be determined with reference to an index, formula or other method;

•	the persons to whom payments of interest will be made;

•	any provisions granting special rights to holders when a specified event occurs;

•	any changes to or additional events of defaults or covenants beyond or modifying those contained in the applicable indenture;

•
any special tax implications of the debt securities; including under what circumstances, if any, and with what procedures and documentation we will pay additional amounts on the debt securities held by a non-U.S. person in respect of taxes, assessments or similar charges withheld or deducted and, if so, the terms related to any option we will have to redeem those debt securities rather than pay those additional amounts;

•	whether or not the debt securities will be issued in global form and who the depositary will be;

•	any restrictions on the registration, transfer or exchange of the debt securities;

•
terms, if any, on which a series of debt securities may be convertible into or exercisable or exchangeable for our common stock, preferred stock or other securities, including provisions as to whether conversion, exercise or exchange is mandatory, at the option of the holder or at our option;

•
if the debt securities are convertible, exercisable or exchangeable, the events or circumstances that will result in adjustments to the conversion, exercise or exchange price and the formulae for determining the adjusted price;

•	whether the debt securities are secured or unsecured, and if secured, the amount and form of the security and related terms;

•	subordination terms of any senior subordinated debt securities and subordinated debt securities; and

•
any other terms that are not inconsistent with the indenture applicable to a series of debt securities, including any terms that may be required by or advisable under United States laws or regulations or advisable (as determined by us) in connection with the marketing of that series of debt securities.

A series of debt securities may be issued under the relevant indenture as original issue discount securities, which are securities that are offered and sold at a substantial discount from their stated principal amount.  In addition, debt securities offered and sold at their stated principal amount may under some circumstances, pursuant to applicable Treasury Regulations, be treated as issued at an original issue discount for federal income tax purposes.  Federal income tax consequences and other special considerations applicable to any such original issue discount securities (or other debt securities treated as issued at an original issue discount) will be described in the prospectus supplement relating to those securities.

Covenants.  We will agree in the indentures to:

•	pay the principal, interest and any premium on the debt securities when due;

•
maintain an office or agency where debt securities may be surrendered for registration of transfer, exchange, payment or conversion (if the debt securities are convertible) and where notices and demands to or upon us in respect of the debt securities and the relevant indenture(s) may be served;

•
prepare and file or deliver certain reports, as more fully specified in the relevant indenture, with the trustee under the relevant indenture, the SEC, and/or registered holders of debt securities, as the case may be;

•
deliver to the trustee under the relevant indenture, as more fully specified in that indenture, officers’ certificates relating to our compliance under the relevant indenture and the occurrence of any default or event of default under that indenture;

•
file with the trustee under the relevant indenture and the SEC, in accordance with, and as may be required by, the rules and regulations prescribed from time to time by the SEC, the additional information, documents and reports with respect to compliance by the Company with the conditions and covenants provided for in the relevant indenture; and

•
unless our board of directors determines that it is no longer desirable in the conduct of our business and our significant subsidiaries, taken as a whole, and that there will be no adverse impact in any material respect to the holders of debt securities, subject to those exceptions as more fully specified in the relevant indenture, do or cause to be done all things necessary to preserve and keep in full force and effect:

o	our corporate existence; and

o	the rights, licenses and franchises of us and certain of our subsidiaries; and

•	not at any time seek application of any applicable stay, extension or usury law that may affect the covenants or the performance under the indentures.

Consolidation, Merger and Sale of Assets.  We will not consolidate with or merge into any other entity or transfer all or substantially all of our assets unless:

•	we are the surviving entity; or

•
the successor or surviving entity assumes all of our obligations under the debt securities and the indentures pursuant to supplemental indentures in forms reasonably satisfactory to the trustee(s) under the relevant indentures and either (A) is organized or existing under the laws of the United States of America, any state thereof or the District of Columbia or (B) if not organized in any such jurisdiction, then (1) the successor or surviving entity agrees to be subject to the service of process laws of the State of New York, and (2) under the laws of its jurisdiction or organization, payments on the securities would not be subject to withholding tax; and, in any case

•	immediately after we consolidate or merge, no event of default and no event which, after notice or lapse of time, or both, would become an event of default, will have happened and be continuing.

Upon any such consolidation, merger or transfer or all or substantially all of our assets, the successor will be substituted for us under the indenture and we will be relieved of all obligations and covenants under the indenture and the debt securities.

Satisfaction and Discharge.  Upon our request, the relevant indenture will no longer be effective with respect to any series for all but certain specified purposes if either:

•
all outstanding securities of that series have been delivered to the trustee for cancellation and we have paid all sums payable in respect of that series and we have delivered to the trustee a certificate and opinion of legal counsel that all conditions precedent to satisfaction and discharge have been fulfilled; or

•
the only securities that are still outstanding have, or within one year will, become due and payable or are to be called for redemption, we have deposited with the trustee funds that are sufficient to make all future payments, no default or event of default will have occurred and be continuing on the date of that deposit, we have paid all other sums payable in respect of that series, and we have delivered to the trustee a certificate and opinion of counsel that all conditions precedent to satisfaction and discharge have been fulfilled.

Legal Defeasance and Covenant Defeasance.  Under each indenture, we may elect with respect to a series of debt securities at our option and subject to the satisfaction of the conditions described below, either:

•
to be deemed to have paid and discharged the entire indebtedness represented by the outstanding debt securities of the applicable series and to have satisfied all of our other obligations under the debt securities of the applicable series and under the provisions of the relevant indenture, which we refer to as legal defeasance; or

•	to be released from some of our obligations under the relevant indenture, which we refer to as covenant defeasance.

We can exercise legal or covenant defeasance if the following conditions are met:

•
we irrevocably deposit with the applicable indenture trustee (or another trustee meeting certain eligibility requirements and agreeing to be bound by the applicable provisions of the relevant indenture), in trust, for the benefit of the holders of the applicable series of debt securities:

o	cash in United States dollars;

o
non-callable and non-redeemable direct obligations of the United States of America or of an agency or instrumentality controlled or supervised by the United States of America, in each instance, the payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States of America; or

o
a combination of the foregoing, that in each case is sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, interest and premium, if any, on the outstanding debt securities of the applicable series on their stated maturity or applicable redemption date, as the case may be, and any mandatory sinking fund payments applicable to that particular series of the debt securities on the day on which the payments are due;

•
we deliver to the trustee an opinion of counsel confirming that the holders of the outstanding securities of the applicable series will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance;

•
no default or event of default shall have occurred and be continuing on the date of the deposit of the amounts to be held in trust for the benefit of the holders (other than a default or event of default resulting from the borrowing of funds to be applied to the deposit) or in the case of any insolvency-related defaults, at any time in the period ending on the 91st day after the date of the deposit (or greater period of time in which any such deposit of trust funds may remain subject to bankruptcy or insolvency laws that apply to the deposit by us); and

•
we deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent provided for or relating to legal defeasance or covenant defeasance, as the case may be, have been complied with.

After satisfying the conditions for legal defeasance, the applicable debt securities will be deemed outstanding only for limited purposes as more fully set forth in the relevant indenture.  After legal defeasance, the holders of outstanding debt securities will have to rely solely on the deposits we make to the trust for repayment on the debt securities.

After satisfying the conditions for covenant defeasance, the debt securities of the applicable series will be deemed not outstanding for the purposes of the covenants from which we have been released, but will continue to be deemed outstanding for all other purposes under the relevant indenture.

The applicable prospectus supplement may further describe additional provisions, if any, permitting legal defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.

Information Concerning the Trustee.  The prospectus supplement with respect to particular debt securities will include information concerning the trustee and describe any relationship that we may have with the trustee for the debt securities offered.  We may also maintain bank accounts, borrow money and have other customary banking or investment banking relationships with the trustee, or its affiliates, in the ordinary course of business.

Form, Exchange, Transfer.  Unless otherwise specified in the prospectus supplement, debt securities will be issued in registered form without coupons, in denominations of $1,000 or any integral multiple thereof.  They may also be issued in global form with accompanying book-entry procedures as outlined below.

A holder of debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and with the same terms and aggregate principal amount.  The securities are transferable at the corporate trust office of the trustee or at any transfer agent designated by us for that purpose.  No charge will be made for any such exchange or transfer except for any tax or governmental charge related to such exchange or transfer and any expenses payable in connection with any registration of transfer or exchange of debt securities, other than exchanges not involving any transfer, such as the issuance of definitive securities in replacement of temporary securities or the issuance of new securities upon surrender of a security that is redeemed or purchased in part.

Global Securities.  The registered debt securities may be issued in the form of one or more fully registered global securities that will be deposited with and registered in the name of a depositary or with a nominee for a depositary identified in the applicable prospectus supplement.

The specific terms of the depositary arrangement with respect to any debt securities to be represented by a registered global security will be described in the applicable prospectus supplement.  We anticipate the following will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons that have accounts with the depositary for such registered global security (“participants”) or persons that may hold interests through participants.  Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the principal amounts of the debt securities represented by the registered global security beneficially owned by such participants.  Ownership of beneficial interests in such registered global security will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the depositary for such registered global security or on the records of participants for interests of persons holding through participants.

So long as the depositary for a registered global security, or its nominee, is the registered owner of a registered global security, the depositary or the nominee will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes.  Except as set forth below, owners of beneficial interests in a registered global security will not:

•	be entitled to have the debt securities represented by such registered global security registered in their names;

•	receive or be entitled to receive physical delivery of such debt securities in definitive forms; or

•	be considered the owners of record or holders of the debt securities.

Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for such registered global security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the applicable indenture.  We understand that under existing industry practices, if we request any action of holders, or if an owner of a beneficial interest in a registered global security desires to take any action that a holder is entitled to take under the applicable indenture, the depositary would authorize the participants holding the relevant beneficial interests to take such action, and such participants would authorize beneficial owners owning through such participants to take such action.

Principal, premium, if any, and interest payments on debt securities represented by a registered global security registered in the name of a depositary or its nominee will be made to such depositary or its nominee, as the case may be, as the registered owner of such registered global security.  Neither we nor the trustee will have any responsibility or liability for any aspect of the records relating to or payment made on account of beneficial ownership interests in such registered global security.

We expect that the depositary for any debt securities represented by a registered global security, upon receipt of any payment of principal, premium or interest will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in such registered global security as shown on the records of such depositary.  We also expect that payments by participants to owners of beneficial interest in such a registered global security held by the participants will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name.”

If the depositary notifies us that it is unwilling or unable to continue as depositary for the global security or if at any time the depositary ceases to be a clearing agency registered under the Exchange Act, if so required by applicable law or regulation, and, in either case, we do not appoint a successor depositary within 90 days, we will issue debt securities in certificated form in exchange for the global security.

We may at any time determine not to have any of the debt securities of a series represented by one or more registered global securities and, in such event, will issue debt securities of such series in certificated form in exchange for all of the global security or securities representing such debt securities.  Any debt securities issued in certificated form in exchange for a global security will be registered in such name or names as the depositary shall instruct the relevant trustee.  We expect that such instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in such registered global security.

If provided in a prospectus supplement relating to a series of debt securities, the debt securities of that series may also be issued in the form of one or more global securities that will be deposited with a common depositary identified in the prospectus supplement.  The specific terms and procedures, including the specific terms of the depositary arrangement, with respect to any portion of a series of debt securities to be represented by a global security will be described in the prospectus supplement.

Particular Terms of the Senior Debt Securities

Ranking of Senior Debt Securities.  The senior debt securities will constitute part of our senior debt and rank equally with all our other senior and unsecured debt (and will effectively rank junior to any secured debt).  The senior debt securities will be senior to our senior subordinated debt and subordinated debt.

Events of Default.  The following are events of default under a series of senior debt securities:

•	we fail to pay the principal, premium, if any, or any sinking fund payment, on any senior debt securities of that series when due;

•	we fail to pay interest on any senior debt securities of that series when due and that failure continues for a period of 30 days;

•
we fail to observe or perform any other covenant, representation, warranty or other agreement in the senior indenture for the benefit of that series other than a covenant, representation or warranty with respect to which a failure to observe or perform is dealt with otherwise in the senior indenture or is expressly included in the senior indenture solely for the benefit of a series of debt securities other than such series of senior debt securities and that failure continues for 90 days after we receive notice to comply from the trustee or holders of at least 25% in aggregate principal amount of the outstanding senior debt securities of all series affected by that failure, treating all those series as a single class; and

•	certain events of bankruptcy or insolvency occur, whether voluntary or not.

No event of default will have occurred under a series of senior debt securities if we fail to file timely any annual report or information, document or other report that we are required to file with the SEC.

The prospectus supplement for a particular series may describe additional or different events of default that apply to that series.  An event of default with respect to one series of senior debt securities does not necessarily constitute an event of default with respect to any other series of senior debt securities.

If a default or an event of default occurs and is continuing, and if a responsible officer of the trustee under the indenture has actual knowledge thereof, the trustee will mail to the holders of senior debt securities of the affected series a notice to that effect within 90 days after it occurs.  Except in the case of a default in the payment of principal or interest, the trustee under the senior indenture may withhold notice if and so long as a committee of the trustee’s responsible officers in good faith determines that withholding the notice is in the interests of the holders.  In the case of any default specified in the third bullet above, no notice of default will be given to holders of the senior debt securities of the affected series until at least 90 days after we receive notice of the occurrence thereof.

If an event of default with respect to one or more series of senior debt securities occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding senior debt securities of all series with respect to which the event of default occurs and is continuing, treating all those series as a single class, may declare the principal of, premium, if any, and accrued and unpaid interest of all the senior debt securities of those series (or a lesser amount as may be provided for in the senior debt securities of the series) to be immediately due and payable.  The holders of a majority in aggregate principal amount of the then outstanding senior debt securities of all series covered by such declaration may annul or rescind the declaration and any related payment default that resulted from the declaration but not any other payment default.  Certain events of bankruptcy and insolvency will result in all outstanding series of senior debt securities becoming due and payable immediately without any further action on the part of the trustee or the holders.

The senior indenture entitles the trustee to be indemnified by the holders before proceeding to exercise any right or power at the request of any of the holders.

The holders of a majority in principal amount of the outstanding senior debt securities of all series with respect to which an event of default occurs and is continuing, treating all those series as a single class, may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust power conferred on it, except that:

•	the direction cannot conflict with any law or regulation or the indenture;

•	the trustee may take any other action deemed proper by the trustee that is not inconsistent with the direction; and

•	the trustee need not take any action that might involve it in personal liability or be unduly prejudicial to the holders of the senior debt securities not joining in the action.

A holder may pursue a remedy directly under the indenture or the series of senior debt securities, but before doing so, the following must occur:

•	the holder must give to the trustee written notice that an event of default has occurred and is continuing;

•
the holders of at least 25% in principal amount of the then outstanding senior debt securities of all affected series, treating all those series as a single class, must make a written request to the trustee to pursue the remedy;

•	the holder, or holders, must offer and, if requested, provide to the trustee an indemnity satisfactory to the trustee against any loss, liability or expense from the taking of the action;

•	the trustee does not comply with the request within 60 days after receipt of the request and offer of indemnity; and

•
during the 60-day period, the holders of a majority in principal amount of the then outstanding senior debt securities of all those series, treating all those series as a single class, do not give the trustee a direction inconsistent with the written request.

However, holders have an absolute right to receipt of principal, premium, if any, and interest on or after the respective due dates and to institute suit for the enforcement of those payments.  The right of a holder of senior debt securities to bring suit for the enforcement of any payments of principal, premium, if any, and interest on senior debt securities on or after the respective due dates may not be impaired or affected without the consent of that holder.

The holders of a majority in principal amount of the senior debt securities then outstanding of all affected series, treating all such series as a single class, may by notice to the trustee on behalf of all holders of the senior debt securities of such series waive any past defaults, except:

•	a continuing default in payment of the principal of, premium, if any, or interest on, or any sinking fund payment on, senior debt securities of the series; and

•	a continuing default in respect of a covenant or provision of the indenture that cannot be amended or modified without the consent of each holder of senior debt securities affected.

We will periodically file statements with the trustees regarding our compliance with covenants in the senior indenture.

Modifications and Amendments.  Except as provided below, or more fully specified in the senior indenture and described in the prospectus supplement relating to a series of senior debt securities, the senior indenture may be amended or supplemented by us and the trustee with the consent of holders of a majority in principal amount of all series of senior debt securities affected by the amendment or supplement, treating all such series as a single class.  In addition, the record holders of a majority in principal amount of the outstanding senior debt securities of all series affected by the waiver, treating all such series as a single class, may, with respect to those series, waive defaults under, or compliance with, the provisions of the senior indenture.  Some amendments or waivers, however, require the consent of each holder of any senior debt security affected.  Without the consent of each holder, an amendment or waiver may not:

•	reduce the principal amount of the senior debt securities of any series whose holders must consent to an amendment, supplement or waiver;

•
reduce the principal or change the fixed maturity of the principal of, premium, if any, or mandatory sinking fund obligation, if any, of any senior debt securities of any series or alter the provisions with respect to the redemption of the senior debt securities;

•	reduce the rate, or change the time for payment, of interest, including default interest, on any senior debt security of any series;

•	impair the right, if any, to convert the senior debt securities into common stock;

•
waive a default or event of default in the payment of principal of, or interest or premium on, the senior debt securities of any series, except a rescission of acceleration of the senior debt securities by the holders of a majority in aggregate principal amount of the senior debt securities of any series and a waiver of the payment default that resulted from that acceleration;

•	make any senior debt security of any series payable in currency other than that stated in the senior debt securities of that series;

•
make any change in the provisions of the senior indenture relating to waivers of past defaults or the rights of the holders of senior debt securities to receive payments of principal of or interest or premium on the senior debt securities;

•	waive a redemption payment with respect to any senior debt security;

•
make any change in the right of any holders of senior debt securities regarding waivers of defaults or impair or affect the right of any holder of a senior debt security of any series to receive payment of principal, premium, if any, and interest on that security on or after the due date expressed in that security or to bring suit for the enforcement of any payment on or after the due date; or

•	make any change in the above amendment and waiver provisions.

We and the trustee under the senior indenture may amend or supplement the senior indenture or the senior debt securities issued thereunder without the consent of any holder:

•
to evidence the succession of another person to us, or successive successions, and the assumption by the successors of our covenants, agreements and obligations under the indenture as permitted by the indenture;

•	to add other covenants, restrictions or conditions for the protection of the holders of all or any series of senior debt securities;

•	to add events of default;

•	to provide for the issuance of senior debt securities in coupon form and to provide for exchangeability of those senior debt securities under the indenture in fully registered form;

•	to provide for the issuance of and to establish the form, terms and conditions of senior debt securities of any series;

•
to evidence and provide for the acceptance of appointment by a successor trustee and to add or change any of the provisions of the indenture necessary to provide for or facilitate the administration of the trusts under the indenture by more than one trustee;

•
to cure any ambiguity, or to correct or supplement any provision in the indenture that may be defective or inconsistent with any other provision contained in the indenture or in any supplemental indenture, or to make any other provisions with respect to matters or questions arising under that indenture, so long as the interests of holders of senior debt securities of any series are not adversely affected in any material respect under that indenture; or

•	to comply with the requirements of the Securities and Exchange Commission or to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939.

Particular Terms of the Senior Subordinated Debt Securities

Ranking of Senior Subordinated Debt Securities.  The senior subordinated debt securities will rank senior to any subordinated debt securities and will be subordinated and junior in right of payment to any senior debt securities and certain other indebtedness of Kulicke & Soffa to the extent set forth in the applicable indenture.  All series of the senior subordinated debt securities will rank equally with each other.

Subordination.  Unless the prospectus supplement indicates otherwise, the following provisions will apply to the senior subordinated debt securities.  Our obligations under the senior subordinated debt securities will be subordinated in right of payment to our obligations under our senior debt.  For this purpose, “senior debt” generally includes any indebtedness that does not expressly provide that it is on parity with or subordinated in right of payment to the senior subordinated debt securities.  Specifically, senior debt includes obligations under any credit facility with banks or other institutional lenders and obligations under the senior debt securities described in this prospectus.  Senior debt will not include:

•	any liability for federal, state, local or other taxes;

•	any indebtedness to any of our subsidiaries or other affiliates;

•	any trade payables;

•	any indebtedness that we may incur in violation of the senior subordinated indenture; or

•	obligations under the subordinated debt securities.

If we distribute our assets to creditors upon any dissolution, winding-up, liquidation or reorganization or in bankruptcy, insolvency, receivership or similar proceedings, we must first pay all amounts due or to become due on all senior debt before we pay the principal of, or make any other payment on, the senior subordinated debt securities.  The provisions of the senior subordinated indenture providing these payment restrictions will not limit the right, if any, of a holder of senior subordinated debt securities to convert the debt securities into equity securities.

We may not make any payment on the senior subordinated debt securities if a default in the payment of the principal, premium, if any, or interest, including a default under any repurchase or redemption obligation, in respect of designated senior debt occurs and continues beyond any applicable grace period.  We may not make any payment on the senior subordinated debt securities if any other default occurs and continues with respect to designated senior debt that permits holders of the designated senior debt to accelerate its maturity and the trustee receives a notice of default from us, a holder of designated senior debt or other person permitted to give notice.  We may not resume payments on the senior subordinated debt securities until the defaults are cured or specified time periods pass, unless the maturity of the senior debt is actually accelerated.  The provisions of the senior subordinated indenture providing these payment restrictions will not limit the right, if any, of a holder of senior subordinated debt securities to convert the debt securities into equity securities.

The term “designated senior debt” means our obligations under our principal bank or other institutional credit facility and any other debt expressly designated as senior debt with respect to the applicable senior subordinated debt securities.

We expect that the terms of some of our senior debt will provide that an event of default under the senior subordinated debt securities or an acceleration of their maturity will constitute an event of default under the senior debt.  In that case, if the maturity of the senior subordinated debt securities is accelerated because of an event of default, we may not make any payment on the senior subordinated debt securities until we have paid all senior debt or the acceleration has been rescinded.  If the payment of the senior subordinated debt securities is accelerated because of an event of default, we must promptly notify the holders of senior debt of the acceleration.

If we experience a bankruptcy, dissolution or reorganization, holders of senior debt may receive more, ratably, and holders of the senior subordinated debt securities may receive less, ratably, than our other creditors.

The indenture for senior subordinated debt securities may not limit our ability to incur additional senior debt.

The subordination provisions may not be amended in a manner adverse to the holders of the senior subordinated debt securities without the consent of the holders of at least 75% of the aggregate principal amount of senior subordinated debt securities then outstanding affected by the amendment, voting as a single class.

Events of Default.  The following are events of default under a series of senior subordinated debt securities:

•	we fail to pay the principal, premium, if any, or any sinking fund payment, on any senior subordinated debt securities of that series when due;

•	we fail to pay interest on any senior subordinated debt securities of that series when due and that failure continues for a period of 30 days;

•
we fail to observe or perform any other covenant, representation, warranty or other agreement in the senior subordinated debt indenture for the benefit of that series other than a covenant, representation or warranty with respect to which a failure to observe or perform is dealt with otherwise in the senior subordinated debt indenture or is expressly included in the senior subordinated debt indenture solely for the benefit of a series of debt securities other than such series of senior subordinated debt securities and that failure continues for 90 days after we receive notice to comply from the trustee or holders of at least 25% in aggregate principal amount of the outstanding senior subordinated debt securities of all series affected by that failure, treating all those series as a single class; and

•	certain events of bankruptcy or insolvency occur, whether voluntary or not.

No event of default will have occurred under a series of senior subordinated debt securities if we fail to file timely any annual report or information, document or other report that we are required to file with the SEC.

The prospectus supplement for a particular series may describe additional or different events of default that apply to that series.  An event of default with respect to one series of senior subordinated debt securities does not necessarily constitute an event of default with respect to any other series of senior subordinated debt securities.

If a default or an event of default occurs and is continuing, and if a responsible officer of the trustee under the indenture has actual knowledge thereof, the trustee will mail to the holders of senior subordinated debt securities of the affected series a notice to that effect within 90 days after it occurs.  Except in the case of a default in the payment of principal or interest, the trustee under the senior subordinated indenture may withhold notice if and so long as a committee of the trustee’s responsible officers in good faith determines that withholding the notice is in the interests of the holders.  In the case of any default specified in the third bullet above, no notice of default will be given to holders of the senior subordinated debt securities of the affected series until at least 90 days after we receive notice of the occurrence thereof.

If an event of default with respect to one or more series of senior subordinated debt securities occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding senior subordinated debt securities of all series with respect to which the event of default occurs and is continuing, treating all those series as a single class, may declare the principal of, premium, if any, and accrued and unpaid interest (subject to applicable subordination provisions in the senior subordinated indenture) of all the senior subordinated debt securities of those series (or a lesser amount as may be provided for in the senior subordinated debt securities of the series) to be immediately due and payable.  The holders of a majority in aggregate principal amount of the then outstanding senior subordinated debt securities of all series covered by such declaration may annul and rescind the declaration and any related payment default that resulted from the declaration but not any other payment default.  Certain events of bankruptcy and insolvency will result in all outstanding series of senior subordinated debt securities becoming due and payable immediately without any further action on the part of the trustee or the holders.

The senior subordinated indenture entitles the trustee to be indemnified by the holders before proceeding to exercise any right or power at the request of any of the holders.

The holders of a majority in principal amount of the outstanding senior subordinated debt securities of all series with respect to which an event of default occurs and is continuing, treating all those series as a single class, may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust power conferred on it, except that:

•	the direction cannot conflict with any law or regulation or the indenture;

•	the trustee may take any other action deemed proper by the trustee that is not inconsistent with the direction; and

•	the trustee need not take any action that might involve it in personal liability or be unduly prejudicial to the holders of the senior subordinated debt securities not joining in the action.

A holder may pursue a remedy directly under the senior subordinated indenture or the series of senior subordinated debt securities, but before doing so, the following must occur:

•	the holder must give to the trustee written notice that an event of default has occurred and is continuing;

•
the holders of at least 25% in principal amount of the then outstanding senior subordinated debt securities of all affected series, treating all those series as a single class, must make a written request to the trustee to pursue the remedy;

•	the holder, or holders, must offer and, if requested, provide to the trustee an indemnity satisfactory to the trustee against any loss, liability or expense from the taking of the action;

•	the trustee does not comply with the request within 60 days after receipt of the request and offer of indemnity; and

•
during the 60 day period, the holders of a majority in principal amount of the then outstanding senior subordinated debt securities of all those series, treating all those series as a single class, do not give the trustee a direction inconsistent with the written request.

Holders have an absolute right, however, to receipt of principal, premium, if any, and interest on or after the respective due dates and to institute suit for the enforcement of those payments.  The right of a holder of senior subordinated debt securities to bring suit for the enforcement of any payments of principal, premium, if any, and interest on senior subordinated debt securities on or after the respective due dates, without regard to acceleration or default, may not be impaired or affected without the consent of that holder.

The holders of a majority in principal amount of the senior subordinated debt securities then outstanding of all affected series, treating all such series as a single class, may by notice to the trustee on behalf of all holders of the senior subordinated debt securities of such series waive any past defaults, except:

•	a continuing default in payment of the principal of, premium, if any, or interest on, or any sinking fund payment on, senior subordinated debt securities of the series; and

•	a continuing default in respect of a covenant or provision of the indenture that cannot be amended or modified without the consent of each holder of senior subordinated debt securities affected.

We will periodically file statements with the trustees regarding our compliance with covenants in the senior subordinated indenture.

Modifications and Amendments.  Except as provided below, or more fully specified in the senior subordinated indenture and described in the prospectus supplement relating to a series of senior subordinated debt securities, the senior subordinated indenture may be amended or supplemented by us and the trustee with the consent of holders of a majority in principal amount of all series of senior subordinated debt securities affected by the amendment or supplement, treating all such series as a single class.  In addition, the record holders of a majority in principal amount of the outstanding senior subordinated debt securities of all series affected by the waiver, treating all such series as a single class, may, with respect to those series, waive defaults under, or compliance with, the provisions of the senior subordinated indenture.  Some amendments or waivers, however, require the consent of each holder of any senior subordinated debt security affected.  Without the consent of each holder, an amendment or waiver may not:

•	reduce the principal amount of the senior subordinated debt securities of any series whose holders must consent to an amendment, supplement or waiver;

•
reduce the principal or change the fixed maturity of the principal of, premium, if any, or mandatory sinking fund obligation, if any, of any senior subordinated debt securities of any series or alter the provisions with respect to the redemption of the senior subordinated debt securities;

•	reduce the rate, or change the time for payment, of interest, including default interest, on any senior subordinated debt security of any series;

•	impair any right, if any, to convert the senior subordinated debt securities into common stock;

•
waive a default or event of default in the payment of principal of, or interest or premium on, the senior subordinated debt securities of any series, except a rescission of acceleration of the senior subordinated debt securities by the holders of a majority in aggregate principal amount of the senior subordinated debt securities of any series and a waiver of the payment default that resulted from that acceleration;

•	make any senior subordinated debt security of any series payable in currency other than that stated in the senior subordinated debt securities of that series;

•
make any change in the provisions of the senior subordinated indenture relating to waivers of past defaults or the rights of the holders of senior subordinated debt securities to receive payments of principal of or interest or premium on the senior subordinated debt securities;

•	waive a redemption payment with respect to any senior subordinated debt security;

•
make any change in the right of any holders of senior subordinated debt securities regarding waivers of defaults or impair or affect the right of any holder of a senior subordinated debt security of any series to receive payment of principal, premium, if any, and interest on that security on or after the due date expressed in that security or to bring suit for the enforcement of any payment on or after the due date; or

•	make any change in the above amendment and waiver provisions.

We and the trustee under the senior subordinated indenture may amend or supplement the senior subordinated indenture or the senior subordinated debt securities issued thereunder without the consent of any holder:

•
to evidence the succession of another person to us, or successive successions, and the assumption by the successors of our covenants, agreements and obligations under the senior subordinated indenture as permitted by the indenture;

•	to add other covenants, restrictions or conditions for the protection of the holders of all or any series of senior subordinated debt securities;

•	to add events of default;

•
to provide for the issuance of senior subordinated debt securities in coupon form and to provide for exchangeability of those senior subordinated debt securities under the indenture in fully registered form;

•	to provide for the issuance of and to establish the form, terms and conditions of senior subordinated debt securities of any series;

•
to evidence and provide for the acceptance of appointment by a successor trustee and to add or change any of the provisions of the indenture necessary to provide for or facilitate the administration of the trusts under the indenture by more than one trustee;

•
to cure any ambiguity, or to correct or supplement any provision in the indenture that may be defective or inconsistent with any other provision contained in the indenture or in any supplemental indenture, or to make any other provisions with respect to matters or questions arising under that indenture, so long as the interests of holders of senior subordinated debt securities of any series are not adversely affected in any material respect under that indenture; or

•	to comply with the requirements of the Securities and Exchange Commission or to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939.

Particular Terms of the Subordinated Debt Securities

Ranking of Subordinated Debt Securities.  The subordinated debt securities will be subordinated and junior in right of payment to any senior debt securities and senior subordinated debt securities and certain other indebtedness of Kulicke & Soffa to the extent set forth in the prospectus supplement.

Subordination.  Unless the prospectus supplement indicates otherwise, the subordination provisions of the subordinated debt securities will be the same as those of the senior subordinated debt securities just described, with the following exceptions:

•	“Senior debt” will include our obligations under the senior subordinated debt securities, as well as under the other debt specified above; and

•
different series of subordinated debt securities may rank senior to other series.  In that case, our obligations under the higher-ranking series will be “senior debt” in relation to the lower-ranking series.

Events of Default.  The following are events of default under a series of subordinated debt securities:

•	we fail to pay the principal, premium, if any, or any sinking fund payment, on any subordinated debt securities of that series when due;

•	we fail to pay interest on any debt securities of that series when due and that failure continues for a period of 30 days;

•
we fail to observe or perform any other covenant, representation, warranty or other agreement in the subordinated debt indenture for the benefit of that series other than a covenant, representation or warranty with respect to which a failure to observe or perform is dealt with otherwise in the subordinated debt indenture or is expressly included in the subordinated debt indenture solely for the benefit of a series of debt securities other than such series of subordinated debt securities and that failure continues for 90 days after we receive notice to comply from the trustee or holders of at least 25% in aggregate principal amount of the outstanding subordinated debt securities of all series affected by that failure, treating all those series as a single class; and

•	certain events of bankruptcy or insolvency occur, whether voluntary or not.

No event of default will have occurred under a series of subordinated debt securities if we fail to file timely any annual report or information, document or other report that we are required to file with the SEC.

The prospectus supplement for a particular series may describe additional or different events of default that apply to that series.  An event of default with respect to one series of subordinated debt securities does not necessarily constitute an event of default with respect to any other series of subordinated debt securities.

If a default or an event of default occurs and is continuing, and if a responsible officer of the trustee under the indenture has actual knowledge thereof, the trustee will mail to the holders of subordinated debt securities of the affected series a notice to that effect within 90 days after it occurs.  Except in the case of a default in the payment of principal or interest, the trustee under the subordinated indenture may withhold notice if and so long as a committee of the trustee’s responsible officers in good faith determines that withholding the notice is in the interests of the holders.  In the case of any default specified in the third bullet above, no notice of default will be given to holders of the subordinated debt securities of the affected series until at least 90 days after we receive notice of the occurrence thereof.

If an event of default with respect to any series of subordinated debt securities occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding subordinated debt securities of that series and all other series that rank equal with that series and with respect to which the event of default occurs and is continuing, treating all those series as a single class, may declare the principal of, premium, if any, and accrued and unpaid interest (subject to applicable subordination provisions in the relevant indenture) of all the subordinated debt securities of those series (or a lesser amount as may be provided for in the subordinated debt securities of the series) to be immediately due and payable.  The holders of a majority in aggregate principal amount of the then outstanding subordinated debt securities of all series covered by such declaration may annul and rescind the declaration and any related payment default that resulted from the declaration but not any other payment default.  Certain events of bankruptcy and insolvency will result in all outstanding series of subordinated debt securities becoming due and payable immediately without any further action on the part of the trustee or the holders.

The subordinated indenture entitles the trustee to be indemnified by the holders before proceeding to exercise any right or power at the request of any of the holders.

The holders of a majority in principal amount of the outstanding subordinated debt securities of all series with respect to which an event of default occurs and is continuing and that rank equal with each other, treating all those series as a single class, may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust power conferred on it with respect to those series, except that:

•	the direction cannot conflict with any law or regulation or the subordinated indenture;

•	the trustee may take any other action deemed proper by the trustee that is not inconsistent with the direction; and

•	the trustee need not take any action that might involve it in personal liability or be unduly prejudicial to the holders of the subordinated debt securities not joining in the action.

A holder may pursue a remedy directly under the indenture or the series of subordinated debt securities, but before doing so, the following must occur:

•	the holder must give to the trustee written notice that an event of default has occurred and is continuing;

•
the holders of at least 25% in principal amount of the then outstanding subordinated debt securities of all affected series that rank equal with each other, treating all those securities as a single class, must make a written request to the trustee to pursue the remedy;

•	the holder, or holders, must offer and, if requested, provide to the trustee an indemnity satisfactory to the trustee against any loss, liability or expense from the taking of the action;

•	the trustee does not comply with the request within 60 days after receipt of the request and offer of indemnity; and

•
during the 60 day period, the holders of a majority in principal amount of the then outstanding subordinated debt securities of all those series, treating all those securities as a single class, do not give the trustee a direction inconsistent with the written request.

Holders have an absolute right, however, to receipt of principal, premium, if any, and interest on or after the respective due dates and to institute suit for the enforcement of those payments.  The right of a holder of subordinated debt securities to bring suit for the enforcement of any payments of principal, premium, if any, and interest on subordinated debt securities on or after the respective due dates may not be impaired or affected without the consent of that holder.

The holders of a majority in principal amount of the subordinated debt securities then outstanding of all affected series that rank equal with each other, treating all such series as a single class, may by notice to the trustee on behalf of all holders of the subordinated debt securities of such series waive any past defaults, except:

•	a continuing default in payment of the principal of, premium, if any, or interest on, or any sinking fund payment on, subordinated debt securities of the series; and

•	a continuing default in respect of a covenant or provision of the indenture that cannot be amended or modified without the consent of each holder of debt securities affected.

We will periodically file statements with the trustee regarding our compliance with covenants in the subordinated indenture.

Modifications and Amendments.  Except as provided below, or more fully specified in the subordinated indenture and described in the prospectus supplement relating to a series of subordinated debt securities, the subordinated indenture may be amended or supplemented by us and the trustee with the consent of holders of a majority in principal amount of each series of subordinated debt securities affected by the amendment or supplement that rank equal with each other, treating all such series as a single class.  In addition, the record holders of a majority in principal amount of the outstanding subordinated debt securities of all series affected by the waiver that rank equal with each other, treating all such series as a single class, may, with respect to those series, waive defaults under, or compliance with, the provisions of the subordinated indenture.  Some amendments or waivers, however, require the consent of each holder of any subordinated debt security affected.  Without the consent of each holder, an amendment or waiver may not:

•	reduce the principal amount of the subordinated debt securities of any series whose holders must consent to an amendment, supplement or waiver;

•
reduce the principal or change the fixed maturity of the principal of, premium, if any, or mandatory sinking fund obligation if any, of any subordinated debt securities of any series or alter the provisions with respect to the redemption of the subordinated debt securities;

•	reduce the rate, or change the time for payment, of interest, including default interest, on any subordinated debt security of any series;

•	impair the right, if any, to convert the subordinated debt securities into common stock;

•
waive a default or event of default in the payment of principal of, or interest or premium on, the subordinated debt securities of any series, except a rescission of acceleration of the subordinated debt securities by the holders of a majority in aggregate principal amount of the subordinated debt securities of any series and a waiver of the payment default that resulted from that acceleration;

•	make any subordinated debt security of any series payable in currency other than that stated in the debt securities of that series;

•
make any change in the provisions of the subordinated indenture relating to waivers of past defaults or the rights of the holders of subordinated debt securities to receive payments of principal of or interest or premium on the subordinated debt securities;

•	waive a redemption payment with respect to any subordinated debt security;

•
make any change in the right of any holders of subordinated debt securities regarding waivers of defaults or impair or affect the right of any holder of a subordinated debt security of any series to receive payment of principal, premium, if any, and interest on that security on or after the due date expressed in that security or to bring suit for the enforcement of any payment on or after the due date; or

•	make any change in the above amendment and waiver provisions.

We and the trustee under the subordinated indenture may amend or supplement the subordinated indenture or the subordinated debt securities issued thereunder without the consent of any holder:

•
to evidence the succession of another person to us, or successive successions, and the assumption by the successors of our covenants, agreements and obligations under the subordinated indenture as permitted by the indenture;

•	to add other covenants, restrictions or conditions for the protection of the holders of all or any series of subordinated debt securities;

•	to add events of default;

•	to provide for the issuance of subordinated debt securities in coupon form and to provide for exchangeability of those debt securities under the indenture in fully registered form;

•	to provide for the issuance of and to establish the form, terms and conditions of subordinated debt securities of any series;

•
to evidence and provide for the acceptance of appointment by a successor trustee and to add or change any of the provisions of the indenture necessary to provide for or facilitate the administration of the trusts under the indenture by more than one trustee;

•
to cure any ambiguity, or to correct or supplement any provision in the indenture that may be defective or inconsistent with any other provision contained in the indenture or in any supplemental indenture, or to make any other provisions with respect to matters or questions arising under that indenture, so long as the interests of holders of debt securities of any series are not adversely affected in any material respect under that indenture; or

•	to comply with the requirements of the Securities and Exchange Commission or to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939.

For the purpose of amending or supplementing our subordinated indenture, or waiving a default under or compliance with the provisions of the subordinated indenture, debt securities that are convertible into equity securities and debt securities that are not so convertible shall not be treated as part of the same class notwithstanding that such debt securities may otherwise rank equal with each other.

DESCRIPTION OF WARRANTS

The following is a description of the general terms and provisions of the warrants to which any prospectus supplement may relate.  The prospectus supplement relating to the warrants will describe the particular terms of the warrants and the extent, if any, to which these general provisions may apply to the warrants offered.

We may issue warrants to purchase senior debt securities, senior subordinated debt securities, subordinated debt securities, preferred stock, common stock or any combination thereof.  The warrants may be issued independently or together with any other securities and may be attached or separate from the other securities.  Each series of warrants will be issued under a separate warrant agreement to be entered into between a warrant agent and us.  The warrant agent will act solely as our agent in connection with the warrants of any series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

The applicable prospectus supplement will describe the terms of any warrants and the related offering in respect of which this prospectus is being delivered, including the following:

•	the title of the warrants;

•	the aggregate number of the warrants;

•	the price or prices at which the warrants will be issued;

•	the designation and terms of the underlying securities purchasable upon exercise of the warrants and the number of such underlying securities initially issuable upon exercise of the warrants;

•	the price or prices at which the warrants may be exercised to purchase the securities underlying them;

•	the date on which the right to exercise the warrants will commence and the date on which the right shall expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	if applicable, the designation and terms of the other securities with which the warrants are issued and the number of such warrants issued with each such underlying warrant security;

•	if applicable, the date on and after which the warrants and other securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	if applicable, a discussion of certain material United States federal income tax considerations;

•	the procedures and conditions relating to the exercise of the warrants; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

DESCRIPTION OF UNITS

We may issue units consisting of common stock, preferred stock, warrants, debt securities or any combination of those securities. The applicable prospectus supplement will describe the terms of any units including the following:

•	the terms of the units and each of the securities included in the units, including whether and under what circumstances the securities included in the units may or may not be traded separately;

•	the terms of any unit agreement governing the units; and

•	the provisions for the payment, settlement, transfer or exchange of the units.

PLAN OF DISTRIBUTION

We may sell the securities in any one or more of the following ways:

•	directly to investors, including through a specific bidding, auction or other process;

•	to investors through agents;

•	directly to agents;

•	to or through brokers or dealers;

•	to the public through underwriting syndicates led by one or more managing underwriters;

•	in “at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise;

•	to one or more underwriters acting alone for resale to investors or to the public; and

•	through a combination of any such methods of sale.

If we sell securities to a dealer acting as principal, the dealer may resell such securities at varying prices to be determined by such dealer in its discretion at the time of resale without consulting with us and such resale prices may not be disclosed in the applicable prospectus supplement.

Any underwritten offering may be on a best efforts or a firm commitment basis. We may also offer securities through subscription rights distributed to our stockholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Sales of the securities may be effected from time to time in one or more transactions, including negotiated transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

Any of the prices may represent a discount from the then prevailing market prices.

In connection with the sale of any of the securities, underwriters or agents may receive compensation from us in the form of underwriting discounts or commissions and may also receive compensation from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Discounts, concessions and commissions may be changed from time to time. Dealers and agents that participate in the distribution of the securities may be deemed to be underwriters under the Securities Act, and any discounts, concessions or commissions they receive from us and any profit on the resale of securities they realize may be deemed to be underwriting compensation under applicable federal and state securities laws.

The applicable prospectus supplement will, where applicable:

•	identify any such underwriter, dealer or agent;

•	describe any compensation in the form of discounts, concessions, commissions or otherwise received from us by each such underwriter or agent and in the aggregate by all underwriters and agents;

•	describe any discounts, concessions or commissions allowed by underwriters to participating dealers;

•	identify the amounts underwritten; and

•	identify the nature of the underwriter’s or underwriters’ obligation to take the securities.

Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than our common stock, which is listed on the NASDAQ Global Market. Any common stock sold pursuant to a prospectus supplement will be listed on the NASDAQ Global Market, subject to official notice of issuance. We may elect to list any series of debt securities or preferred stock on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered securities.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If disclosed in the applicable prospectus supplement, in connection with those derivative transactions third parties may sell securities covered by this prospectus and such prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or from others to settle those short sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivative transactions to close out any related open borrowings of securities. If the third party is or may be deemed to be an underwriter under the Securities Act, it will be identified in the applicable prospectus supplements.

Until the distribution of the securities is completed, rules of the SEC may limit the ability of any underwriters and selling group members to bid for and purchase the securities. As an exception to these rules, underwriters are permitted to engage in some transactions that stabilize the price of the securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities.

Underwriters may engage in overallotment. If any underwriters create a short position in the securities in an offering in which they sell more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing the securities in the open market.

The lead underwriters may also impose a penalty bid on other underwriters and selling group members participating in an offering. This means that if the lead underwriters purchase securities in the open market to reduce the underwriters’ short position or to stabilize the price of the securities, they may reclaim the amount of any selling concession from the underwriters and selling group members who sold those securities as part of the offering.

In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security before the distribution is completed.

We do not make any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the securities. In addition, we do not make any representation that underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

Under agreements into which we may enter, underwriters, dealers and agents who participate in the distribution of the securities may be entitled to indemnification by us against or contribution towards certain civil liabilities, including liabilities under the applicable securities laws.

Underwriters, dealers and agents may engage in transactions with us, perform services for us or be our tenants in the ordinary course of business.

If indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by particular institutions to purchase securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in such prospectus supplement. Each delayed delivery contract will be for an amount no less than, and the aggregate amounts of securities sold under delayed delivery contracts shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with which such contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but will in all cases be subject to our approval. The obligations of any purchaser under any such contract will be subject to the conditions that (a) the purchase of the securities shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject, and (b) if the securities are being sold to underwriters, we shall have sold to the underwriters the total amount of the securities less the amount thereof covered by the contracts. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

LEGAL MATTERS

Certain legal matters in connection with the legality of any common stock, preferred stock, debt securities, warrants and units offered hereby will be passed upon for us by Drinker Biddle & Reath LLP, Philadelphia, Pennsylvania.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) of Kulicke and Soffa Industries, Inc. incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended September 27, 2008 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements of Orthodyne Electronics Corporation incorporated into this prospectus by reference from our Current Reports on Form 8-K/A dated October 28, 2008 and Form 8-K dated July 2, 2009 have been audited by McGladrey & Pullen, LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form S−3, of which this prospectus is a part. This prospectus and any accompanying prospectus supplement do not contain all of the information set forth in the registration statement and exhibits and schedules to the registration statement. For further information with respect to our Company and the securities registered hereby, reference is made to the registration statement, including the exhibits and schedules to the registration statement. Statements contained in this prospectus and any accompanying prospectus supplement as to the contents of any contract or other document referred to in, or incorporated by reference in, this prospectus and any accompanying prospectus supplement are not necessarily complete and, where that contract or other document is an exhibit to the registration statement, each statement is qualified in all respects by the exhibit to which the reference relates.

We file annual, quarterly, special reports, proxy statements and other information with the Securities and Exchange Commission. These documents contain specific information regarding us. These documents, including exhibits and schedules thereto, may be inspected without charge at the Securities and Exchange Commission’s principal office in Washington, D.C., and copies of all or any part thereof may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street, N.E., Washington, D.C. 20549. Information on the operation of the Public Reference Section may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission also maintains a World Wide Web site which provides online access to reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission at the address http://www.sec.gov.

We make our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and all amendments to these reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act available (free of charge) on or through our Internet website located at http://www.kns.com. We maintain a website with the address www.kns.com. We are not including the information contained on our website as part of, or incorporating it by reference into, this prospectus.

Our common stock is listed on the NASDAQ Global Market under the symbol “KLIC”. Our reports, proxy statements, and other information are also available at the following NASDAQ address: NASDAQ Operations, 1735 K Street, N.W., Washington, D.C. 20006.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those document. These documents contain important information about us and our financial condition. The information incorporated by reference is considered to be part of this prospectus.

Information that we file later with the Securities and Exchange Commission will automatically update and supersede this information. We incorporate by reference the documents listed below, except for information furnished under Item 2.02 or Item 7.01 of Form 8-K which is neither deemed filed nor incorporated by reference herein:

•	Our Annual Report on Form 10-K for the year ended September 27, 2008;

•	Our Quarterly Reports on Form 10-Q for the quarters ended December 27, 2008 and March 28, 2009;

•
Our Current Reports on Form 8-K filed on October 2, 2008, October 3, 2008, October 8, 2008 and amended on October 28, 2008, October 15, 2008, November 18, 2008, December 1, 2008, January 2, 2009, January 8, 2009, January 15, 2009, February 25, 2009, March 31, 2009, April 2, 2009, May 19, 2009, June 26, 2009 and July 2, 2009;

•
The description of our common stock contained in our registration statement on Form 8-A12G/A filed on July 17, 2000, including any and all amendments and reports filed for the purpose of updating that description; and

•
Any future filings we make under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, including any filings after the date of this registration statement until we terminate this offering.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein may be modified or superseded in the future. Any such statement so modified shall not be deemed to constitute a part of the Registration Statement except as so modified and any statement so superseded shall not be deemed to constitute a part of this Registration Statement.

We will provide to you without charge, upon receipt of your written or oral request, a copy of any or all of the documents that are incorporated by reference in this prospectus, other than exhibits that are not specifically incorporated by reference in such documents. You should direct written or telephone requests to Investor Relations Department, Kulicke and Soffa Industries, Inc., 1005 Virginia Drive, Fort Washington, PA 19034, telephone (215) 784-6000.

You should rely only upon the information provided in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus.

Our logo appearing on the front and back covers of this prospectus is a trademark of Kulicke and Soffa Industries, Inc.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the expenses expected to be incurred by us in connection with the issuance and distribution of the securities registered hereby, other than underwriting fees and discounts. All of these expenses, except for the registration fee, are estimates:

Securities and Exchange Commission Registration Fee	$5,580

Printing and Engraving Expenses	$3,000

Legal Fees and Expenses	$75,000

Accounting Fees and Expenses	$25,000

Trustee’s Fees and Expenses	$10,000

Miscellaneous Expenses	$6,475

Total	$125,055

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 1741 of the Pennsylvania Business Corporation Law provides us the power to indemnify any officer or director acting in his capacity as a representative of us who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding against expenses, judgments, penalties, fines and amounts paid in settlement in connection with such action or proceeding whether the action was instituted by a third party or arose by or in the right of us. Generally, the only limitation on the ability of us to indemnify our officers and directors is if the act or failure to act is finally determined by a court to have constituted willful misconduct or recklessness.

Our bylaws require us to indemnify any person who is or was a party or witness in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including without limitation one bought by or in the right of the Company, by reason of the fact that he or she is or was a director or officer of the Company or is or was serving while a director or officer at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such proceeding, except to the extent such indemnification is prohibited by applicable law. Our bylaws provide that such persons are automatically entitled to advances from us for the payment of certain expenses incurred by such persons upon receipt of an undertaking by or on behalf of the person to repay such advances if it is ultimately determined that the person is not entitled to indemnification by us. Notwithstanding anything to the contrary, we are not obligated to indemnify any person or advance expenses with respect to any action, suit or proceeding commenced by the person, other than mandatory counterclaims and affirmative defenses. We may indemnify employees and agents of the Company, and advance expenses to them, on the same basis as provided in our bylaws for directors and officers, as the board of directors of the Company may from time to time determine or authorize.

In addition, we maintain directors and officers insurance under which our directors and officers are insured against certain liabilities that may be incurred by them in their capacities as such.

ITEM 16. EXHIBITS

(a)	The following exhibits are filed with this registration statement.

EXHIBIT
NUMBER	ITEM

1(i)(1)	Form of underwriting agreement for offering of common stock.

1(ii)(1)	Form of underwriting agreement for offering of preferred stock.

1(iii)(1)	Form of underwriting agreement for offering of units.

1(iv)(1)	Form of underwriting agreement for offering of debt securities (senior debt securities, senior subordinated debt securities and/or subordinated debt securities).

1(v)(1)	Form of underwriting agreement for offering of warrants.

2(i)
Master Sale and Purchase Agreement between W.C. Heraeus GmbH and Kulicke and Soffa Industries, Inc., dated July 31, 2008 is incorporated by reference to Exhibit 10.1 of the Company’s Form 8-K filed on July 31, 2008.

2(ii)
Amendment No. 1 to the Master Sale and Purchase Agreement between W.C. Heraeus GmbH and Kulicke and Soffa Industries, Inc., dated as of September 5, 2008 is incorporated by reference to Exhibit 2.2 of the Company’s Form 8-K filed on October 2, 2008.

2(iii)
Asset Purchase Agreement between Orthodyne Electronics Corporation and Kulicke and Soffa Industries, Inc., dated July 31, 2008 is incorporated by reference to Exhibit 10.2 of the Company’s Form 8-K filed on July 31, 2008.

2(iv)
Amendment to the Asset Purchase Agreement between Orthodyne Electronics Corporation and Kulicke and Soffa Industries, Inc., dated as of October 3, 2008 is incorporated by reference to Exhibit 2.2 of the Company’s Form 8-K filed on October 8, 2008.

4(i)
The Company’s Form of Amended and Restated Articles of Incorporation dated December 5, 2007, filed as Exhibit 3(i) to the Company’s annual report on Form 10-K for the year ended September 29, 2007, is incorporated herein by reference.

4(ii)
The Company’s Form of Amended and Restated By-Laws dated December 5, 2007, filed as Exhibit 3(ii) to the Company’s annual report on Form 10-K for the year ended September 29, 2007, are incorporated herein by reference.

4(iii)
Specimen Common Share Certificate of Kulicke and Soffa Industries, Inc., filed as Exhibit 4 to the Company’s Form 8-A12G/A dated September 11, 1995, SEC file number 000-00121, is incorporated herein by reference.

4(iv)	Senior debt securities indenture.

4(v)	Senior subordinated debt securities indenture.

4(vi)	Subordinated debt securities indenture.

4(vii)	Form of any senior debt security (included in Exhibit 4(iv)).

4(viii)	Form of any senior subordinated debt security (included in Exhibit 4(v)).

4(ix)	Form of any subordinated debt security (included in Exhibit 4(vi)).

4(x)(1)	Form of any certificate of designation with respect to any preferred stock (together with form of preferred stock certificate).

4(xi) (1)	Form of unit agreement.

4(xii) (1)	Form of debt warrant agreement for warrants sold alone, including form of warrant.

4(xiii) (1)	Form of debt warrant agreement for warrants sold attached to debt securities, including form of warrant.

4(xiv) (1)	Form of equity warrant agreement for warrants sold alone, including form of warrant.

4(xv)
Indenture, including Form of Note, dated as of June 30, 2004 between the Company and J.P. Morgan Trust Company, National Association, as Trustee, filed as Exhibit 4.1 to the Company’s quarterly report on Form 10-Q for the quarterly period ended June 30, 2004, is incorporated herein by reference.

4(xvi)
Registration Rights Agreement dated as of June 30, 2004, between the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Initial Purchaser, filed as Exhibit 4.2 to the Company’s quarterly report on Form 10-Q for the quarterly period ended June 30, 2004, is incorporated herein by reference.

4(xvii)
Indenture, including Form of Note, between the Company and The Bank of New York, dated as of June 6, 2007, filed as Exhibit 4.1 to the Company’s Form 8-K dated June 7, 2007, is incorporated herein by reference.

4(xviii)
Registration Rights Agreement dated as of June 6, 2007, between the Company and Bank of America Securities, LLC as Initial Purchaser, filed as Exhibit 10.1 to the Company’s Form 8-K dated June 6, 2007, is incorporated by reference.

5	Opinion of Drinker Biddle & Reath LLP.

12	Computation of Ratio of Earnings to Fixed Charges.

23(i)	Consent of PricewaterhouseCoopers LLP (Independent Registered Public Accounting Firm).

23(ii)	Consent of McGladrey & Pullen, LLP (Independent Registered Public Accounting Firm).

23(iii)	Consent of Drinker Biddle & Reath LLP (included in Exhibit 5).

24(i)	Power of Attorney (contained in the signature page to this registration statement).

25.1(2)	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the indenture with respect to the senior debt securities.

25.2(2)	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the indenture with respect to the senior subordinated debt securities.

25.3(2)	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the indenture with respect to the subordinated debt securities.

(1)
To be filed as an exhibit or incorporated by reference as an exhibit to a document incorporated or deemed to be incorporated by reference in this registration statement, including, where permitted, a Current Report on Form 8-K.

(2)	To be incorporated by reference to a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

ITEM 17. UNDERTAKINGS

(a)	The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)           To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)           Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)           Each prospectus  required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposed of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)           That for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this  registration statement, regardless of the underwriting method used to sell securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)           Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)           Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)           The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)           Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual reports pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act ("Act") in accordance with the rules and regulations prescribed by the Commission under section 305(b)2 of the Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Washington, State of Pennsylvania on this 2nd day of July, 2009.

KULICKE AND SOFFA INDUSTRIES, INC.

By:	/s/ C. Scott Kulicke
C. Scott Kulicke
Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints C. Scott Kulicke and Maurice E. Carson, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign and file any and all amendments to this registration statement (including post-effective amendments) and any subsequent registration statement filed by Kulicke and Soffa Industries, Inc. pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same with exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

NAME	CAPACITY	DATE

/s/ C. Scott Kulicke	Chairman of the Board and Chief Executive
C. Scott Kulicke	Officer (principal executive officer)	July 2, 2009

/s/ Maurice E. Carson	Senior Vice President and Chief Financial
Maurice E. Carson	Officer (principal financial officer and principal accounting officer)	July 2, 2009

/s/ Brian R. Bachman
Brian R. Bachman	Director	July 2, 2009

/s/ John A. O’Steen
John A. O’Steen	Director	July 2, 2009

/s/ Garrett E. Pierce
Garrett E. Pierce	Director	July 2, 2009

/s/ MacDonell Roehm, Jr.
MacDonell Roehm, Jr.	Director	July 2, 2009

/s/ Barry Waite
Barry Waite	Director	July 2, 2009

/s/ C. William Zadel
C. William Zadel	Director	July 2, 2009

S-1

EXHIBIT INDEX

EXHIBIT
NUMBER	ITEM

1(i)(1)	Form of underwriting agreement for offering of common stock.

1(ii)(1)	Form of underwriting agreement for offering of preferred stock.

1(iii)(1)	Form of underwriting agreement for offering of units.

1(iv)(1)	Form of underwriting agreement for offering of debt securities (senior debt securities, senior subordinated debt securities and/or subordinated debt securities).

1(v)(1)	Form of underwriting agreement for offering of warrants.

2(i)
Master Sale and Purchase Agreement between W.C. Heraeus GmbH and Kulicke and Soffa Industries, Inc., dated July 31, 2008 is incorporated by reference to Exhibit 10.1 of the Company’s Form 8-K filed on July 31, 2008.

2(ii)
Amendment No. 1 to the Master Sale and Purchase Agreement between W.C. Heraeus GmbH and Kulicke and Soffa Industries, Inc., dated as of September 5, 2008 is incorporated by reference to Exhibit 2.2 of the Company’s Form 8-K filed on October 2, 2008.

2(iii)
Asset Purchase Agreement between Orthodyne Electronics Corporation and Kulicke and Soffa Industries, Inc., dated July 31, 2008 is incorporated by reference to Exhibit 10.2 of the Company’s Form 8-K filed on July 31, 2008.

2(iv)
Amendment to the Asset Purchase Agreement between Orthodyne Electronics Corporation and Kulicke and Soffa Industries, Inc., dated as of October 3, 2008 is incorporated by reference to Exhibit 2.2 of the Company’s Form 8-K filed on October 8, 2008.

4(i)
The Company’s Form of Amended and Restated Articles of Incorporation dated December 5, 2007, filed as Exhibit 3(i) to the Company’s annual report on Form 10-K for the year ended September 29, 2007, is incorporated herein by reference.

4(ii)
The Company’s Form of Amended and Restated By-Laws dated December 5, 2007, filed as Exhibit 3(ii) to the Company’s annual report on Form 10-K for the year ended September 29, 2007, are incorporated herein by reference.

4(iii)
Specimen Common Share Certificate of Kulicke and Soffa Industries, Inc., filed as Exhibit 4 to the Company’s Form 8-A12G/A dated September 11, 1995, SEC file number 000-00121, is incorporated herein by reference.

4(iv)	Senior debt securities indenture.

4(v)	Senior subordinated debt securities indenture.

4(vi)	Subordinated debt securities indenture.

4(vii)	Form of any senior debt security (included in Exhibit 4(iv)).

4(viii)	Form of any senior subordinated debt security (included in Exhibit 4(v)).

4(ix)	Form of any subordinated debt security (included in Exhibit 4(vi)).

4(x)(1)	Form of any certificate of designation with respect to any preferred stock (together with form of preferred stock certificate).

4(xi) (1)	Form of unit agreement.

4(xii) (1)	Form of debt warrant agreement for warrants sold alone, including form of warrant.

4(xiii) (1)	Form of debt warrant agreement for warrants sold attached to debt securities, including form of warrant.

4(xiv) (1)	Form of equity warrant agreement for warrants sold alone, including form of warrant.

4(xv)
Indenture, including Form of Note, dated as of June 30, 2004 between the Company and J.P. Morgan Trust Company, National Association, as Trustee, filed as Exhibit 4.1 to the Company’s quarterly report on Form 10-Q for the quarterly period ended June 30, 2004, is incorporated herein by reference.

4(xvi)
Registration Rights Agreement dated as of June 30, 2004, between the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Initial Purchaser, filed as Exhibit 4.2 to the Company’s quarterly report on Form 10-Q for the quarterly period ended June 30, 2004, is incorporated herein by reference.

4(xvii)
Indenture, including Form of Note, between the Company and The Bank of New York, dated as of June 6, 2007, filed as Exhibit 4.1 to the Company’s Form 8-K dated June 7, 2007, is incorporated herein by reference.

4(xviii)
Registration Rights Agreement dated as of June 6, 2007, between the Company and Bank of America Securities, LLC as Initial Purchaser, filed as Exhibit 10.1 to the Company’s Form 8-K dated June 6, 2007, is incorporated by reference.

5	Opinion of Drinker Biddle & Reath LLP.

12	Computation of Ratio of Earnings to Fixed Charges.

23(i)	Consent of PricewaterhouseCoopers LLP (Independent Registered Public Accounting Firm).

23(ii)	Consent of McGladrey & Pullen, LLP (Independent Registered Public Accounting Firm).

23(iii)	Consent of Drinker Biddle & Reath LLP (included in Exhibit 5).

24(i)	Power of Attorney (contained in the signature page to this registration statement).

25.1(2)	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the indenture with respect to the senior debt securities.

25.2(2)	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the indenture with respect to the senior subordinated debt securities.

25.3(2)	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the indenture with respect to the subordinated debt securities.

(1)
To be filed as an exhibit or incorporated by reference as an exhibit to a document incorporated or deemed to be incorporated by reference in this registration statement, including, where permitted, a Current Report on Form 8-K.

(2)	To be incorporated by reference to a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.